Exhibit 10.2

SECOND AMENDMENT TO FINANCING AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this “Agreement”) is made as of August 2, 2010, by and between GENERAL PHYSICS CORPORATION, a Delaware corporation (“Borrower”) and WELLS FARGO BANK, N.A., successor to Wachovia Bank, National Association, a national banking association (“Lender”).

RECITALS

A.            Borrower and Lender are parties to a Second Amended and Restated Financing and Security Agreement dated November 5, 2008, as amended by a First Amendment to Financing and Security Agreement dated as of August 6, 2009 (the same, as amended, modified, substituted, extended, and renewed from time to time, collectively, the “Financing Agreement”).

B.            Borrower has requested that Lender modify certain provisions of the Financing Agreement.

C.            Lender is willing to agree to Borrower’s request on the condition, among others, that this Agreement be executed by Borrower.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Borrower and Lender agree as follows:

1.             Borrower and Lender agree that the Recitals above are a part of this Agreement.  Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.

2.             Borrower represents and warrants to Lender as follows:

(a)           It is a corporation duly organized, and validly existing and in good standing under the laws of the State of its organization and is duly qualified to do business as a foreign corporation in good standing in every other state wherein the conduct of its business or the ownership of its property requires such qualification;

(b)           It has the power and authority to execute and deliver this Agreement and perform its obligations hereunder and has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Agreement;

(c)           The Financing Agreement, as heretofore amended and as amended by this Agreement, and each of the other Financing Documents remains in full force and effect, and each constitutes the valid and legally binding obligation of such Borrower, enforceable in accordance with its terms;

(d)           All of its representations and warranties contained in the Financing Agreement and the other Financing Documents, as updated and modified by the Borrower’s statements and certificates furnished to the Lender from time to time, are true and correct on and as of the date of its execution of this Agreement; and

(e)           No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Financing Agreement or the other Financing Documents which has not been waived in writing by Lender.

3.             The Financing Agreement is modified as follows:

(a)           Section 1.1 (Certain Defined Terms) is modified by restating the following defined terms in their entirety as follows:

““Interest Coverage Ratio” shall be defined as (a) earnings before deduction of interest and taxes paid divided by (b) the sum of interest and tax payments, each measured on a rolling four (4) quarter basis.

“Permitted Acquisitions” means acquisitions which may be made by Borrower, provided there is no Default or Event of Default both prior to the acquisition and on a pro-forma basis, for which the aggregate cash purchase price paid at closing plus the projected earnout payments to be paid by Borrower do not exceed Twenty Million Dollars ($20,000,000) for the period of August 2, 2010 through the Revolving Credit Expiration Date.

“Revolving Credit Expiration Date” means October 31, 2012, unless otherwise extended for successive periods of one (1) year beyond the then existing maturity date commencing as of the first anniversary date of this Agreement, by Lender in the exercise of its sole and absolute discretion.”

(b)           Section 2.4.4 (Monitoring Fee) is deleted in its entirety and the following is inserted in its place:

“2.4.4          Monitoring Fee.

Borrowers shall pay to Lender a monthly monitoring fee in the amount of $400 (collectively, the “Monitoring Fees” and individually, a “Monitoring Fee”) commencing on the first such date following the date hereof and continuing until the Revolving Credit Termination Date.  Borrowers authorize Lender to debit demand deposit account number 2079900107595 or any other account with Lender (routing number 055-003201) designated in writing by General Physics, beginning as of the date hereof for any Monitoring Fee.  Borrowers further certify that General Physics hold legitimate ownership of this account and preauthorizes this periodic debit as part of its right under said ownership.”

(c)           Section 6.1.1(d) (Monthly Reports) is deleted in its entirety and the following is inserted in its place:

“(d)         Quarterly Reports.  Borrowers shall furnish to Lender within twenty (20) days after the end of each fiscal quarter, a Borrowing Base Report with respect to Borrowers and a report containing the following information:

(i)            a detailed aging schedule of all Receivables by Account Debtor as of the end of the previous quarter, in such detail, and accompanied by such supporting information, as Lender may from time to time reasonably request;

(ii)           a detailed aging of all accounts payable by supplier, in such detail, and accompanied by such supporting information, as Lender may from time to time reasonably request;

(iii)          a listing of all Unbilled Receivables as of the end of the previous quarter and as of the fifteenth (15th) day of the current quarter, showing the billing status of such Unbilled Receivables; and

(iv)          such other information as Lender may reasonably request.”

(d)           Section 6.1.12 (Financial Covenants) is deleted in its entirety and the following is inserted in its place:

“6.1.12            Financial Covenants.

(a)           Tangible Net Worth.  Borrowers will maintain at all times a Tangible Net Worth equal to but not less than $30,000,000.

(b)           Total Liabilities to Tangible Net Worth.  Borrowers shall maintain, at all times, a ratio of Total Liabilities to Tangible Net Worth so that it is not more than 3.0 to 1.0 commencing December 31, 2008 and thereafter.

(c)           Interest Coverage Ratio.  Borrowers shall maintain, at all times, an Interest Coverage Ratio equal to not less than 2.75 to 1.0.

(d)           Capital Expenditures.  Borrowers will not directly or indirectly (by way of the acquisition of the securities of a Person or otherwise), make any Capital Expenditures in the aggregate exceeding $3,000,000 in any fiscal year.”

4.             Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Financing Agreement, as amended hereby.  Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Obligations.

5.             Borrower shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by Lender and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of Lender’s counsel and all recording fees, taxes and charges.

6.             This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.  Borrower agrees that Lender may rely on a telecopy of any signature of Borrower.  Lender agrees that Borrower may rely on a telecopy of this Agreement executed by Lender.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement under seal as of the date and year first written above.

WITNESS OR ATTEST:	GENERAL PHYSICS CORPORATION

	By:	/s/ Sharon Esposito-Mayer	(SEAL)
Sharon Esposito-Mayer
Executive Vice President & Chief Financial Officer

WITNESS:	WELLS FARGO BANK, N.A., successor to Wachovia Bank, National Association

	By:		(SEAL)
Elizabeth M. Phelan
Senior Vice President

AGREEMENT OF GUARANTOR

The undersigned is the “Guarantor” under an Amended and Restated Guaranty of Payment Agreement, dated November 5, 2008  (as amended, modified, substituted, extended and renewed from time to time, the “Guaranty”), in favor of Lender.  In order to induce Lender to enter into the foregoing Agreement, the undersigned (a) consents to the transactions contemplated by, and agreements made by Borrower under, the foregoing Agreement, and (b) ratifies, confirms and reissues the terms, conditions, promises, covenants, grants, assignments, security agreements, agreements, representations, warranties and provisions contained in the Guaranty.

WITNESS signature and seal of the undersigned as of the date of the Agreement.

WITNESS OR ATTEST:	GP STRATEGIES CORPORATION

	By:	/s/ Sharon Esposito-Mayer	(SEAL)
Sharon Esposito-Mayer
Executive Vice President & Chief Financial Officer